UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54114	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01 Amendment to a Material Definitive Agreement

Optex Systems Holdings, Inc. (“the Company”) amended its revolving credit facility with Avidbank pursuant to a Seventh Amendment to Amended and Restated Loan Agreement, dated as of April 5, 2018. The substantive amendments are as follows:

●	The new revolving maturity date is April 21, 2020:

●	On April 21, 2018 and each anniversary thereof for so long as the Revolving Facility is in effect, the Company shall pay a facility fee equal to one half of one percent (0.5%) of the Revolving Line.

●	The Company can maintain accounts at third party banks so long as the total in those other bank accounts does not exceed 20% of the total on deposit at Avidbank, and it shall remit to Avidbank monthly statements for all of those accounts within 30 days of the end of each month.

The foregoing is a summary description of the material terms of the amendment and is qualified in its entirety by the text of the form of Amendment, attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 9.01 Exhibit

Exhibit 99.1 Form of Amendment to Avidbank Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Karen Hawkins
Karen Hawkins
Title:	Chief Financial Officer

Date: April 11, 2018